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                                                                    EXHIBIT 23.3



                        INDEPENDENT AUDITORS' CONSENT





              We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 1994, which appears on page 3 of the Annual Report of The Western Company Retirement Savings Plan on Form 11-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.





PRICE WATERHOUSE LLP



Houston, Texas
April 13, 1995